Exhibit 99.1

West Announces Fourth-Quarter and Full-Year 2019 Results
- Conference Call Scheduled for 9 a.m. EST Today -

Exton, PA, February 13, 2020 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the fourth-quarter and full-year 2019 and introduced full-year 2020 financial guidance.

Fourth-Quarter and Full-Year 2019 Summary (comparisons to prior-year period)
•Fourth-quarter 2019 net sales of $470.6 million grew 11.4%; organic sales growth was 12.7%; sales from a recent acquisition contributed an additional 30 basis points of growth; currency translation reduced sales by 160 basis points.
•Full-year 2019 net sales of $1.840 billion grew 7.1%; organic sales growth was 10.0%; sales from a recent acquisition contributed an additional 10 basis points of growth; currency translation reduced sales by 300 basis points.
•Fourth-quarter 2019 reported-diluted EPS of $0.84 increased 22%. Full-year 2019 reported-diluted EPS of $3.21 increased 17%.
•Fourth-quarter 2019 adjusted-diluted EPS of $0.82 increased 12%. Full-year 2019 adjusted-diluted EPS of $3.24 increased 15%.
•Company is introducing full-year 2020 financial guidance of net sales in a range of $1.95 billion to $1.97 billion and reported-diluted EPS in a range of $3.45 to $3.55.

“Adjusted-diluted EPS” and “organic sales growth” are Non-U.S. GAAP measurements. See discussion under the heading “Non-U.S. GAAP Financial Measures” in this release.

“I am pleased to report strong fourth-quarter 2019 sales and EPS growth, which continues a trend seen throughout the year,” said Eric M. Green, President and Chief Executive Officer. “We had double-digit organic sales growth in all three market units of our Proprietary Products segment. High-value products (HVPs) once again fueled sales growth and gross margin expansion, led by Daikyo® and Westar® components.”

Mr. Green continued, “We are introducing full-year 2020 financial guidance that is in line with our long-term financial construct of organic sales growth and operating margin expansion. Our end markets are stable and growing, and we are off to a good start to 2020 with a strong book of committed orders for our high value products, such as NovaPure® and Envision® components, as well as Daikyo Crystal Zenith® containers and our portfolio of self-injection delivery platforms. Our teams across the globe have demonstrated their passion for customers throughout 2019, with new product and services offerings, and are poised to deliver another strong year of sales and profit growth for our business in 2020.”

Proprietary Products Segment
In the fourth-quarter 2019, net sales grew 13.3% to $352.7 million. Organic sales growth was 14.7%, with incremental sales from a recent acquisition contributing 40 basis points of Proprietary Products growth and currency translation decreasing sales by 180 basis points. HVPs represented over 60% of segment sales and generated double-digit organic sales growth.

In the fourth-quarter 2019, the Biologics market unit had strong double-digit organic sales growth, led by customer purchases of Daikyo, Westar and Flurotec® components. The Generics market unit posted double-digit organic sales growth, led by sales of Westar components and self-injection delivery platforms. The Pharma market unit had double-digit organic sales growth, led by HVPs and a favorable year-over-year comparison due to the fourth-quarter 2018 financial impact from the previously reported voluntary recall of the Vial2Bag® product.

In the full-year 2019, net sales grew 6.9% to $1.399 billion. Organic sales growth was 9.9% with incremental sales from a 2019 acquisition contributing 30 basis points of growth and currency translation decreasing sales by 330 basis points. HVPs represented over 60% of segment sales and generated double-digit organic sales growth.

Contract-Manufactured Products Segment
In the fourth-quarter 2019, net sales grew 5.9% to $117.9 million. Organic sales growth was 7.2% with currency translation decreasing sales by 130 basis points. Segment performance was led by sales of healthcare-related injection and diagnostic devices.

For the full-year 2019, net sales grew 7.9% to $441.5 million. Organic sales growth was 10.2% with currency translation decreasing sales by 230 basis points.

Full-Year 2019 Financial Highlights
Operating cash flow was $367.2 million, an increase of 27%. Capital expenditures were $126.4 million, compared to $104.7 million over the same period last year, and represented 6.9% of full-year 2019 net sales. Free cash flow (operating cash flow minus capital expenditures) was $240.8 million, an increase of over 30%.

The Company recorded $4.9 million of restructuring and related charges in 2019 from previously announced actions that have streamlined its manufacturing network. This restructuring plan is now considered complete. Implemented in first-quarter 2018, cumulative expenses over the plan period were approximately $14.0 million. The Company anticipates that the plan will provide annualized savings of approximately $14.0 million.

Full-Year 2020 Financial Guidance
•The Company expects full-year 2020 net sales guidance to be in a range of $1.95 billion to $1.97 billion.
◦Organic sales growth is expected to be in the range of 7% to 8%.
◦Net sales guidance includes an estimated headwind of $15 million for the full-year 2020 based on current foreign exchange rates.
•The Company expects full-year 2020 reported-diluted EPS to be in the range of $3.45 to $3.55.

◦This includes an estimated headwind of approximately $0.04 based on current foreign currency exchange rates.
◦This reported-diluted EPS guidance range assumes a full-year 2020 tax rate of 24%, which does not include potential tax benefits from stock-based compensation. As in prior years, we are not including potential 2020 tax benefits from stock-based compensation, as they are out of the Company's control. Any tax benefits associated with stock-based compensation that we receive in 2020 would provide a positive adjustment to our full-year EPS guidance.
•Full-year 2020 capital spending is expected to be approximately 7% of expected full-year 2020 net sales.

Fourth-Quarter and Full-Year 2019 Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. To participate on the call, please dial 877-930-8295 (U.S.) or 253-336-8738 (International). The conference ID is 5587337.

A live broadcast of the conference call will be available at the Company’s website, www.westpharma.com, in the “Investors” section. Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select “Presentations” in the “Investors” section of the Company’s website.

An online archive of the broadcast will be available at the website three hours after the live call and will be available through Thursday, February 20, 2020, by dialing 855-859-2056 (U.S.) or 404-537-3406 (International) and entering conference ID 5587337.

Investor Contact:	Media Contact:
Quintin Lai	Emily Denney
Vice President, Investor Relations	Vice President, Global Communications
(610) 594-3318	(610) 594-3035
Quintin.Lai@westpharma.com	Emily.Denney@westpharma.com

Forward-Looking Statements
Certain forward-looking statements are included in this release. They use such words as “including,” “poised to deliver,” “strong book,” “assumes,” “would provide,” “growing,” “continue,” “expected,” “expects,” “anticipates,” “includes,” “estimated,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: customers’ changing inventory requirements and manufacturing plans; customer decisions to move forward with our new products and product categories; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; interruptions or weaknesses in our supply chain; increased raw material costs; fluctuations in currency exchange; and the ability to meet development milestones with key customers. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-U.S. GAAP Financial Measures
For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation, the impact from acquisitions and/or divestitures, and the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (U.S. GAAP) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted Non-U.S. GAAP financial measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2019		2018		2019		2018
Net sales	$470.6	100%	$422.5	100%	$1,839.9	100%	$1,717.4	100%
Cost of goods and services sold	317.4	67	289.3	69	1,234.2	67	1,172.0	68
Gross profit	153.2	33	133.2	31	605.7	33	545.4	32
Research and development	10.2	2	9.8	2	38.9	2	40.3	3
Selling, general and administrative expenses	69.0	14	59.7	14	272.7	15	262.9	15
Other (income) expense, net	(4.1)	—	(2.1)	—	(2.5)	—	1.9	—
Operating profit	78.1	17	65.8	15	296.6	16	240.3	14
Interest expense, net	0.8	—	1.6	—	4.7	—	6.3	—
Other nonoperating (income) expense	(0.1)	—	(1.6)	—	0.1	—	(6.7)	—
Income before income taxes	77.4	17	65.8	15	291.8	16	240.7	14
Income tax expense	16.5	3	14.9	3	59.0	3	41.4	2
Equity in net income of affiliated companies	(3.0)	—	(1.1)	—	(8.9)	—	(7.6)	—
Net income	$63.9	14%	$52.0	12%	$241.7	13%	$206.9	12%

Net income per share:
Basic	$0.86		$0.70		$3.27		$2.80
Diluted	$0.84		$0.69		$3.21		$2.74

Average common shares outstanding	74.1		73.9		74.0		73.9
Average shares assuming dilution	75.7		75.5		75.4		75.4

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Net Sales:	2019	2018	2019	2018
Proprietary Products	$352.7	$311.2	$1,398.6	$1,308.6
Contract-Manufactured Products	117.9	111.4	441.5	409.1
Eliminations	—	(0.1)	(0.2)	(0.3)
Consolidated Total	$470.6	$422.5	$1,839.9	$1,717.4

Gross Profit:
Proprietary Products	$134.1	$115.0	$540.4	$485.4
Contract-Manufactured Products	19.3	18.2	65.5	60.0
Unallocated items	(0.2)	—	(0.2)	—
Gross Profit	$153.2	$133.2	$605.7	$545.4
Gross Profit Margin	32.5%	31.5%	32.9%	31.8%

Operating Profit (Loss):
Proprietary Products	$74.9	$63.7	$313.6	$266.4
Contract-Manufactured Products	15.6	14.6	49.1	44.3
U.S. pension expense	—	(2.3)	—	(9.3)
Stock-based compensation expense	(5.6)	(0.4)	(24.4)	(15.1)
General corporate costs	(11.8)	(8.5)	(41.9)	(36.9)
Adjusted Operating Profit	$73.1	$67.1	$296.4	$249.4
Adjusted Operating Profit Margin	15.5%	15.9%	16.1%	14.5%

Unallocated items	5.0	(1.3)	0.2	(9.1)
Reported Operating Profit	$78.1	$65.8	$296.6	$240.3
Reported Operating Profit Margin	16.6%	15.6%	16.1%	14.0%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months Ended December 31, 2019	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$78.1	$16.5	$63.9	$0.84
Restructuring and related charges (1)	1.1	0.3	0.8	0.02
Gain on restructuring-related sale of assets (2)	(1.7)	(0.4)	(1.3)	(0.02)
Pension settlement (3)	—	0.2	0.6	0.01
Argentina currency devaluation (4)	—	(0.3)	0.3	—
Tax recovery (5)	(4.4)	(1.5)	(2.9)	(0.04)
Tax law changes (6)	—	(0.7)	0.7	0.01
Adjusted (Non-U.S. GAAP)	$73.1	$14.1	$62.1	$0.82

Twelve Months Ended December 31, 2019	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$296.6	$59.0	$241.7	$3.21
Restructuring and related charges (1)	4.9	1.2	3.7	0.04
Gain on restructuring-related sale of assets (2)	(1.7)	(0.4)	(1.3)	(0.02)
Pension settlement (3)	—	0.8	2.7	0.04
Argentina currency devaluation (4)	1.0	—	1.0	0.01
Tax recovery (5)	(4.4)	(1.5)	(2.9)	(0.04)
Tax law changes (6)	—	0.3	(0.3)	—
Adjusted (Non-U.S. GAAP)	$296.4	$59.4	$244.6	$3.24

Three Months Ended December 31, 2018	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$65.8	$14.9	$52.0	$0.69
Restructuring and related charges (1)	2.4	0.3	2.1	0.02
Gain on restructuring-related sale of assets (2)	(1.1)	(0.2)	(0.9)	(0.01)
Tax law changes (6)	—	(1.6)	1.6	0.03
Adjusted (Non-U.S. GAAP)	$67.1	$13.4	$54.8	$0.73

Twelve Months Ended December 31, 2018	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$240.3	$41.4	$206.9	$2.74
Restructuring and related charges (1)	9.1	1.9	7.2	0.09
Gain on restructuring-related sale of assets (2)	(1.1)	(0.2)	(0.9)	(0.01)
Argentina currency devaluation (4)	1.1	—	1.1	0.02
Tax law changes (6)	—	2.5	(2.5)	(0.03)
Adjusted (Non-U.S. GAAP)	$249.4	$45.6	$211.8	$2.81

(1)During the three and twelve months ended December 31, 2019, the Company recorded $1.1 million and $4.9 million, respectively, in restructuring and related charges. During the three and twelve months ended December 31, 2018, the Company recorded $2.4 million and $9.1 million, respectively, in restructuring and related charges. The Company expects that the plan will provide annualized savings of approximately $14.0 million.

(2)During the three and twelve months ended December 31, 2019, the Company recorded a net gain on the sale of fixed assets as a result of its restructuring plan of $1.7 million. During the three and twelve months ended December 31, 2018, the Company recorded a gain on the sale of fixed assets as a result of its restructuring plans of $1.1 million.

(3)During the three and twelve months ended December 31, 2019, the Company recorded a pension settlement charge of $0.8 million and $3.5 million, respectively, within other nonoperating (income) expense, as it determined that normal-course lump-sum payments for each of its U.S. qualified and non-qualified defined benefit pension plans exceeded the threshold for settlement accounting under U.S. GAAP for the year.

(4)During the twelve months ended December 31, 2019, the Company recorded a charge of $1.0 million related to the continued devaluation of Argentina’s currency. During the twelve months ended December 31, 2018, the Company recorded a charge of $1.1 million related to the classification of Argentina’s economy as highly inflationary under U.S. GAAP as of July 1, 2018.

(5)During the three and twelve months ended December 31, 2019, the Company recorded a net tax recovery of $4.4 million related to previously-paid international excise taxes, following a favorable court ruling.

(6)During the three and twelve months ended December 31, 2019, the Company recorded a tax charge of $0.7 million and a net tax benefit of $0.3 million due to the impact of federal law changes enacted during the quarter and year. During the three and twelve months ended December 31, 2018, the Company recorded a net tax charge of $1.6 million and a net tax benefit of $2.5 million, respectively, for the estimated impact of the Tax Cuts and Jobs Act.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (7)

Three Months Ended December 31, 2019	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$352.7	$117.9	$—	$470.6
Effect of acquisitions and/or divestitures	(1.3)	—	—	(1.3)
Effect of changes in currency translation rates	5.5	1.4	—	6.9
Organic net sales (Non-U.S. GAAP) (7)	$356.9	$119.3	$—	$476.2

Twelve Months Ended December 31, 2019	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$1,398.6	$441.5	$(0.2)	$1,839.9
Effect of acquisitions and/or divestitures	(3.3)	—	—	(3.3)
Effect of changes in currency translation rates	43.1	9.1	—	52.2
Organic net sales (Non-U.S. GAAP) (7)	$1,438.4	$450.6	$(0.2)	$1,888.8

(7)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Twelve Months Ended December 31,
	2019	2018
Depreciation and amortization	$103.4	$104.4
Operating cash flow	$367.2	$288.6
Capital expenditures	$126.4	$104.7

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of December 31, 2019	As of December 31, 2018
Cash and cash equivalents	$439.1	$337.4
Accounts receivable, net	$319.3	$288.2
Inventories	$235.7	$214.5
Accounts payable	$156.8	$130.4
Debt	$257.3	$196.1
Equity	$1,573.2	$1,396.3
Working capital	$717.1	$610.7

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.